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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                 April 21, 2005


                           United Parcel Service, Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                  001-15451                58-2480149
        --------                  ---------                ----------
    (State or other              (Commission             (IRS Employer
      jurisdiction              File Number)         Identification Number)
   of incorporation)



               55 Glenlake Parkway, N.E.
                    Atlanta, Georgia                          30328
                    ----------------                          -----
        (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (404) 828-6000


                                 Not applicable
      --------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

     The information included pursuant to Item 2.03 is incorporated under this Item 1.01.

Item 1.02.  Termination of a Material Definitive Agreement.

     As of April 21, 2005, in connection with our entry into the new credit facilities described in Item 2.03 hereof, we terminated (a) the $1.0 billion 364-day revolving credit facility, dated as of April 22, 2004, with the banks, financial institutions and other institutional lenders signatory thereto, and Citibank, N.A. as administrative agent, and (b) the $1.0 billion five-year revolving credit facility, dated as of April 24, 2003, with the banks, financial institutions and other lenders signatory thereto and Citibank, N.A. as administrative agent. The prior credit facilities would have expired on April 21, 2005 and April 24, 2008, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On April 21, 2005, we entered into a new $1.0 billion 364-Day revolving credit facility (the "364-Day Facility") with a syndicate of commercial banks, including Citibank, N.A. as administrative agent ("Citibank" or the "Agent") and a new five-year $1.0 billion unsecured revolving credit facility (the "Five-Year Facility") with a syndicate of commercial banks, including Citibank as the administrative agent. The material terms and conditions of the 364-Day Facility and the Five-Year Facility are as set forth below.

     The 364-Day Facility

     Generally, amounts outstanding under the 364-Day Facility bear interest at a "base rate" or a "Eurocurrency Rate". Base-rate advances are denominated in U.S. Dollars, and amounts outstanding bear interest at a fluctuating rate equal to Citibank's base rate. Eurocurrency rate advances can be denominated in a variety of currencies, including U.S. Dollars, and amounts outstanding bear interest at a periodic fixed interest rate equal to LIBOR for the applicable currency plus a margin equal to 0.125%. Interest on both base rate and Eurocurrency rate advances are payable quarterly and in arrears.

     The 364-Day Facility will mature and all amounts outstanding thereunder will be due and payable on April 20, 2006, provided, however, that we may request renewal of the facility for an additional 364-day period or convert all amounts outstanding thereunder into a three-year term loan which would mature on April 20, 2009. Should we exercise our option to convert advances under the 364-Day Facility into such a term loan, base rate advances would continue to bear interest at the same rate discussed above. Eurocurrency rate advances would also continue to bear interest at a fixed periodic rate equal to LIBOR for the applicable currency, however, the applicable margin would increase and be determined by reference to our debt ratings from Standard & Poor's and Moody's. This margin would range from 0.3% to 0.5%.

     We may request the Agent to solicit competitive bids from the lenders under the 364-Day Facility for advances with requested maturities of at least seven days. Each of such lenders may bid at its discretion. We may accept one or more of such bids, provided that the aggregate outstanding advances on the date of, and after giving effect to, the competitive bid advance does not exceed the aggregate commitments of all lenders under the 364-Day Facility. Each such competitive bid advance must be at least $25 million and may be increased in multiples of $1.0 million. While any such borrowing is outstanding, it will be deemed a usage of the 364-Day Facility with regard to availability thereunder.

     We are required to pay certain fees in connection with the 364-Day Facility. For example, we must pay an annual facility fee quarterly in arrears equal to 0.025% of the aggregate $1.0 billion commitment of the lenders under the 364-Day Facility. Generally, however, we may reduce the aggregate commitment of such lenders by terminating any unused amounts under the 364-Day Facility on three days notice. Such reductions must be at least $25 million and are subject to certain restrictions. We may also be required to pay certain fees to the Agent, as we and the Agent may agree on from time-to-time, such as in connection with a competitive bid advance.

     The 364-Day Facility contains customary covenants regarding the preservation and maintenance of our corporate existence, material compliance with laws, payment of taxes, and maintenance of insurance and of our

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 properties. The 364-Day Facility also generally restricts us from incurring any secured indebtedness without making provision for indebtedness under the Five-Year Facility to be secured equally and ratably with such secured indebtedness, and from entering into certain sale-leaseback transactions. Further, the 364-Day Facility generally requires that we maintain a consolidated minimum net worth of $3.0 billion. The 364-Day Facility includes customary events of default, including, but not limited to, the failure to pay any interest, principal or fees when due, the failure to perform any covenant or agreement, inaccurate or false representations or warranties, insolvency or bankruptcy, change of control, the occurrence of certain ERISA events and judgment defaults.

     We plan to use the proceeds from the 364-Day Facility for general corporate purposes, including commercial paper backstop.

     The Five-Year Facility

     Generally, amounts outstanding under the Five-Year Facility bear interest at a "base rate" or a "Eurocurrency Rate". Base rate advances are denominated in U.S. Dollars, and amounts outstanding bear interest at a fluctuating rate equal to Citibank's base rate. Eurocurrency rate advances can be denominated in a variety of currencies, including U.S. Dollars, and amounts outstanding bear interest at a periodic fixed rate equal to LIBOR for the applicable currency plus an applicable margin. The applicable margins are based on our debt rating from both Standard & Poor's and Moody's, with such margins ranging from 0.11% to 0.20%. Interest on both base rate and Eurocurrency rate advances are payable quarterly and in arrears. The Five-Year Facility will mature and all amounts outstanding thereunder will be due and payable on April 21, 2010. We may request competitive bid advances under the Five-Year Facility on substantially the same terms as those discussed above regarding the 364-Day Facility.

     We are required to pay certain fees in connection with the Five-Year Facility. For example, we must pay an annual facility fee. Such fee is payable quarterly in arrears and is determined by reference to our debt rating from both Standard & Poor's and Moody's. This facility fee ranges from 0.04% to 0.10% of the aggregate $1.0 billion commitment of the lenders under the Five-Year Facility. Generally, however, we may reduce the aggregate commitment of such lenders on substantially the same terms as those discussed above regarding the 364-Day Facility. We may also be required to pay certain fees to the Agent, as we and the Agent may agree on from time-to-time, such as in connection with a competitive bid advance.

     The Five-Year Facility contains covenants, restrictions and events of default substantially similar to those discussed above with regard to the 364-day Facility.

     We plan to use the proceeds from the Five-Year Facility for general corporate purposes, including commercial paper backstop.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNITED PARCEL SERVICE, INC.



Date: April 27, 2005                        By: /s/ D. Scott Davis
                                               ---------------------------
                                            Name:   D. Scott Davis
                                            Title:  Senior Vice President,
                                                    Treasurer and Chief
                                                    Financial Officer